UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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DST Systems, Inc.

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On February 2, 2018, the CEO of SS&C, Bill Stone, delivered the following message through a video to DST Employees:

Message from Bill Stone, Chairman and CEO of SS&C

Hi, I’m Bill Stone and I’m the CEO at SS&C and I just want to welcome all of you from DST to this new company we’re putting together. I know Steve has talked to you previously about this acquisition by SS&C but I’d just like to give you my point of view and a little about where we come from and what we hope to accomplish.

So, for starters, I grew up in Indiana, it’s not too far from Missouri. I used to live in St. Louis, I know Kansas City pretty well, I remember the I-70 Series when it was the Cardinals and the Royals, and there’s a few people from Kansas City that I really enjoy and that’s Tom Watson and George Brett - I think those two are pretty cool - and I even remember Lenny Dawson, which shows you how old I am. When you think about what SS&C is doing and what Steve has been doing at DST over the last five years, it’s really trying to put us in a situation where we’re at the forefront of what’s happening in financial services. Both your domestic financial services business and international financial services business is going to fit very well with our domestic and international financial services businesses. We have 11,000 clients, we service 7,000 hedge funds and several hundred insurance companies and banks, and so there’s a lot of things that we do, and the complement you bring with the mutual fund business, in 48 of the top 50 institutional investment managers, and the number of accounts you have, whether that’s current full- fledged mutual fund accounts or sub accounts or your retirement accounts, are going to fit very well with what we do, and we’re very excited to start this integration process as soon as we close, which we hope is by the third quarter of this year.

When we talk about your healthcare and pharmacy businesses, we’re excited about that too. It’s your fastest growing business, you adjudicated over 500 million claims, pharmacy claims last year, you’ve got a nice medical business on outcomes and administration of different healthcare organizations, so we’re excited about the opportunity and we’re excited to learn. Right, we think we have some neat stuff for you to have access to, we think you have neat stuff for us to have access to. You know, we’re going to operate as one company.

Our headquarters building in Windsor, Connecticut has about 400 people. As I understand it, you have 4,500 people in Kansas City. And I think that we’re going to maintain a large presence in Kansas City. And we’re going to learn and we’re going to be thoughtful, and we’re going to do things that make sense. You know at SS&C that’s kind of the common thread - do things that make sense. For those of you that want to succeed and want to go further, there’s going to be tremendous opportunities, all over the world. We have offices in Australia and Singapore and Hong Kong, you know, London and Dublin and Amsterdam, all across North America, and we’re excited about the opportunities that are presented with our businesses in India, and Thailand, and other places around the world.

So you know what I hope is that you can go into this with some optimism, recognize that there is going to be some change, and change is hard for all of us. But we always do things in a way that our employees are going to do better, right, we’re impressed with what you’ve accomplished so far, and we think there’s an opportunity for us to accomplish much more. So if you can, give us the benefit of the doubt. If you have to decide, decide positively, you know, because we’re going to try to work in a way that you’re impressed with what we do and we’re impressed with what you do, and together, we’re hoping that two and two makes five.

I appreciate you taking the time to watch this video, we’re not planning on changing radically anything. So we’re first gong to learn, we’re first going to do things. The benefit plans we think are going to be very, very competitive, hopefully they’re going to be better than what SS&C has or what DST has. So again as you look at things that are going to impact you, impact your job, impact your life, remember that SS&C is a very strong company, they have an over $10 billion market cap, when we add your $5 billion market cap, we are going to be about a $15 billion market cap company and I think we are going to have a lot of financial resources, a lot of capability, a lot of expertise, and we look forward to working with you over the next tens of years. Thanks again, I really appreciate it. I look forward to meeting a whole lot of you. Thanks again.

Important Additional Information and Where to Find It

In connection with the proposed merger, DST Systems, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR

SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company via the Company’s Investor Relations section of its website at www.dstsystems.com or by contacting Investor Relations by directing a request to the Company, Attention: Investor Relations, 333 W. 11th, 5th Floor, Kansas City, MO 64105, or by calling (816)435-4925.

Participants in the Merger Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. the Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2017, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.dstsystems.com.

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; and (11) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: the effects of competition in the businesses in which the Company operates; changes in customer demand and the Company’s ability to provide products and services on terms that are favorable to it; and the impacts of breaches or potential breaches of network, information technology or data security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.